Exhibit 99.3

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Rocky Mountain Chocolate Factory, Inc., a Delaware corporation (the “Company”); and

WHEREAS, AB Value Partners, LP, a New Jersey limited partnership (“AB Value Partners”), AB Value Management LLC, a Delaware limited liability company (“AB Value Management” and, together with AB Value Partners, “AB Value”), Bradley Radoff (“Radoff”), Andrew T. Berger, Rhonda J. Parish, Mark Riegel, Sandra Elizabeth Taylor, and Mary Kennedy Thompson wish to form a group for the purpose of seeking representation on the Company’s Board of Directors (the “Board”) at the 2021 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings, or continuations thereof, the “2021 Annual Meeting”) and for the other purposes enumerated below.

NOW, IT IS AGREED, this 15th day of August 2021 by the parties hereto:

1. In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company. Each member of the Group shall be responsible for the accuracy and completeness of his, her, or its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2. So long as this Joint Filing and Solicitation Agreement (this “Agreement”) is in effect, each of the undersigned shall provide written notice to Vinson & Elkins L.L.P. (“Vinson & Elkins”) of (i) any of his, her, or its purchases or sales of securities of the Company, or (ii) any securities of the Company over which he, she, or it acquires or disposes of beneficial ownership; provided, however, that no member of the Group shall acquire securities of the Company that would result in the Group beneficially owning greater than 14.9% of the Company’s then outstanding shares of the Company’s common stock, par value $0.001 per share. Notice shall be given no later than the following business day after each such transaction. For purposes of this Agreement, the term “beneficial ownership” will have the meaning given to such term set forth in Rule 13d-3 under the Exchange Act.

3. Each of the undersigned agrees to form the Group for the purpose of (i) engaging in discussions with the Company regarding operating results, cost and capital allocation, opportunities to enhance stockholder value, and corporate governance, (ii) soliciting proxies or written consents for proposals submitted to stockholders for approval and for the election of Andrew T. Berger, Rhonda J. Parish, Mark Riegel, Sandra Elizabeth Taylor, and Mary Kennedy Thompson to the Board, each at the 2021 Annual Meeting, (iii) taking such other action(s) that the Group determines to undertake in connection with each member of the Group’s respective investment in the Company, and (iv) taking all other action necessary or advisable to achieve the foregoing. Each of the undersigned agrees that the Group shall immediately terminate upon the conclusion of the Group’s activities or as otherwise agreed to by the parties.

4. AB Value shall have the right to pre-approve all expenses and costs incurred in connection with the Group’s activities and agrees to pay directly all such pre-approved expenses; provided, however, that any costs associated with Radoff’s review of any filing with the Securities and Exchange Commission (the “SEC”), press release, or stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth herein shall not be subject to AB Value’s approval and will be paid directly by Radoff. It is understood that any expense reimbursement received by the Group will be allocated in a manner agreed by AB Value and Radoff in respect of expenses incurred by the Group collectively and by AB Value and Radoff individually (both before and after the date of this Agreement).

5. Each of the undersigned agrees that any SEC filing, press release, or stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities shall be the responsibility of and as directed by AB Value, which will provide notice to and a reasonable opportunity for Radoff to review and comment upon any such SEC filing, press release, or stockholder communication prior to its issuance or filing, as applicable. In addition, AB Value will discuss with the other members of the Group in advance any non-public communications with the Company, as well as any proposed agreement or negotiating position with respect to the Company. In the absence of disagreement, AB Value shall have discretion over the content and timing of public or private communications (including any SEC filing, press release, or stockholder communication) and negotiating positions taken on behalf of the Group. The members of the Group will work in good faith to resolve any disagreement that may arise between them concerning decisions to be made, actions to be taken, or statements to be made by the Group; provided, however, for the avoidance of doubt, that in the event that the Group or any member of the Group desires to enter into a definitive agreement with the Company with respect to the 2021 Annual Meeting or the other purposes set forth in Section 3, the Group or such member of the Group cannot enter into any such definitive agreement with the Company until receiving consent from each of AB Value and Radoff, and each respective consent cannot be unreasonably withheld. Each of the undersigned further agrees that any communication with the Company shall be at AB Value’s direction and that the other members of the Group shall not communicate with the Company on the Group’s behalf without AB Value’s prior written consent.

6. Each of the undersigned agrees to provide written notice to all members of the Group, or their representatives at Vinson & Elkins and Olshan Frome Wolosky LLP (“Olshan”), of any communications made by or on behalf of the Company or its representatives to any member of the Group within 24 hours of such communications occurring.

7. The relationship of the undersigned shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any of the undersigned to act as an agent for any other of the undersigned, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict the right of any of the undersigned to purchase or sell securities of the Company, as he, she, or it deems appropriate, in his, her, or its sole discretion, provided that all such transactions are made in compliance with the terms of this Agreement and all applicable securities laws.

8. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

9. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts sitting in the Borough of Manhattan in the State of New York.

10. Each of the undersigned waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

11. Any party hereto may terminate his, her, or its obligations under this Agreement on five days’ written notice to all other parties, with a copy by email to Lawrence S. Elbaum, Esq., at Vinson & Elkins, lelbaum@velaw.com, to C. Patrick Gadson, Esq., at Vinson & Elkins, pgadson@velaw.com, and to Ryan Nebel, Esq., at Olshan, rnebel@olshanlaw.com.

12. Each party acknowledges that Vinson & Elkins shall act as counsel for AB Value and its affiliates, and Olshan shall act as counsel for Radoff and his affiliates, each relating to their investment in the Company.

13. Each of the parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

AB VALUE PARTNERS, LP

By:	AB Value Management LLC
General Partner

By:	/s/ Andrew T. Berger
Name:	Andrew T. Berger
Title:	Manager

AB VALUE MANAGEMENT LLC

By:	/s/ Andrew T. Berger
Name:	Andrew T. Berger
Title:	Manager

/s/ ANDREW T. BERGER
ANDREW T. BERGER

/s/ BRADLEY RADOFF
BRADLEY RADOFF

/s/ RHONDA J. PARISH
RHONDA J. PARISH

Signature Page to Joint Filing and Solicitation Agreement

/s/ MARK RIEGEL
MARK RIEGEL

Signature Page to Joint Filing and Solicitation Agreement

/s/ SANDRA ELIZABETH TAYLOR
SANDRA ELIZABETH TAYLOR

Signature Page to Joint Filing and Solicitation Agreement

/s/ MARY KENNEDY THOMPSON
MARY KENNEDY THOMPSON

Signature Page to Joint Filing and Solicitation Agreement